Exhibit 10.1

Lease Contract on The Office Building of Shanghai

Zhangjiang Microelectronics Port Co., Ltd

Lessor: Shanghai Zhangjiang Microelectronics Port Co., Ltd

Lessee: SDC China Ltd.

Lease Contract on the Intelligent Office Building of Shanghai Zhangjiang

Microelectronics Port Co., Ltd

Lessor: Shanghai Zhangjiang Microelectronics Port Co., Ltd (hereinafter referred to as “Party A”)

Premises/Contact Address: Room 104-A, #2 Building, #690 Bibo Road, Pudong New District, Shanghai

Registration No. of Incorporated Enterprise’s Business License: QHHPZZ 314264

Tel: 50803288

Fax: 50803588

Post Code: 201203

Lessee: SDC China Ltd. (hereinafter referred to as “Party B”)

Registration No. of Incorporated Enterprise’s Business License: QDHPZZ 322509 (Pudong)

Premises/Contact Address:

Tel:

Fax:

Post Code:201203

In accordance with the Contract Law of PRC and the Regulation on Premises Lease in Shanghai (hereinafter referred to as “the Regulation”), Party A and Party B have reached an agreement through friendly consultation on the basis of willingness, equality, fairness, honesty and credit to conclude the following lease contract, under which Party A will lease its intelligent office building to Party B.

Article 1: To-be-leased Office Building

1.1	The office building ready to be leased by Party A to Party B is located at Room 401, Room 402, #5 Building, No.690 Bibo Road, Zhangjiang High-tech Park, Shanghai (hereinafter referred to as “the Premises”), refer to the details in Attached List I.

1.2	The floor area of the Premises is detailed in Attached List I. The Premises is characterized for the purpose of high-tech research and development and office work. The floor area of the Premises has been measured by the authorized survey and mapping agency of Shanghai Premises and Land Resources Administration Bureau, and has been recorded in the investigation results of premises and lands in Pudong New District of Shanghai.

1.3	The plan view of the Premises is shown in Attached List II, with the concrete part ready for lease marked with green oblique line.

1.4	As the obligee of the Premises, Party A has set up lease relationship with Party B. In the event of signing the contract, Party A has promised Party B that there are no existing or potential legal disputes, such as mortgage, about this Premises. Meanwhile, Party A has told Party B that this Premises has been mortgaged to “Pudong Branch of Shanghai Bank” before signing this contract.

1.5	Main decorations and facilities of the Premises are detailed in Attached List III. Premises delivery standard of Party A will be subject to the actual site situation. In the case of Premises delivery, both parties will sign affirmation document and agree to regard the above-mentioned affirmation document as the basis of acceptance check in the event that Party A delivers the Premises to Party B and that Party B returns the Premises to Party A at the time of contract termination.

Article 2: Lease Purpose

2.1	Party B will utilize the Premises according to the use purpose stipulated in Attached List IV, and abide by national and municipal regulations on premises use and property management.

2.2	Party B will not be allowed to alter the above-mentioned use purpose unless Party A gives its written consent and submits to relevant authorities for approval.

Article 3: Delivery Date and Lease Term

3.1	The lease term of the Premises is shown in Attached List V.

3.2	Party A will deliver the Premises to Party B for decoration on Nov. 16, 2008, and Party B will initiate its decoration work only after getting relevant approvals. Where Party B doesn’t accept the Premises in due course of time or Party A will have the right to delay premises delivery under the contract, the beginning of rent term will not change. However, the delay of Premises delivery occurs due to other reasons, the beginning of lease term will delay accordingly.

Article 4: Rental, Settlement, Payment Method and Term

4.1	The rental and payment method and term are detailed in Attached List VI.

Article 5: Deposit and Other Expenses

5.1	Party B will Pay Party A a deposit, of which the amount and payment term are detailed in Attached List VII. Where Party A doesn’t pay off the deposit prior to the delivery of Premises, Party A will have the right to delay the delivery.

5.2	During the lease term, if Party A suffers loss due to Party B’s breach of contract, Party A will deduct the corresponding amount from the deposit as per the actual loss. Party B will pay the insufficiency of the deposit to Party A.

5.3	In the case that the deposit is insufficient to cover the loss amount of Party A, Party A will ask Party B to pay off additionally.

5.4	In the event of the expiration of lease term or the undue termination of the contract, Party A will deduct the default fine and other expenses from the deposit under the contract. If the deposit is more than the deducted, Party A should return it to Party B without paying any interest within 15 days as of the day when the contract is terminated, the Premises is delivered to Party A and moves out of the registered place, and the registration of the lease contract is cancelled.

5.5	Party B will pay property management expense to Party A according to the stipulation in Attached List VIII.

5.6	The replacement of the property management company due to the recruitment of the new property management company or the rational adjustment of property management expense caused by the increased or reduced cost of property management company (including the government charges and employees salary adjustment) shall be notified to Party B in a written form 30 days in advance after the governmental price management department keeps a record. Party B shall pay according to the adjusted expenses.

5.7	During the lease term, Party B will pay water, electricity, gas and telephone and other expenses on its own in due course of time according to the payable amounts demonstrated by governmental utility agencies or other reasonable verifications. Meanwhile, Party B should pay all the expenses resulting from using the Premises, including but not limited to drawing review, construction coordination expenses, temporary electricity expense and garbage removal expenses, with concrete charge standard consulted additionally.

The electricity quantity shall be subject to the independent gauge of the Premises; the unit price of electricity shall amortized by the property management company according to the total amount of the electricity expense on the bill of community transformer substation provided by the power supply department. ()

Article 6: Decoration

6.1	For the Premises decoration or equipment installation, Party B should abide by the stipulations as follows:

6.1.1	Party A must report the proposal and construction of the decoration engineering to relevant governmental department before making any decoration on the Premises; the fire fighting, environmental protection engineering etc. must be reviewed and approved by relevant governmental department. Party A should rationally assist Party B on the procedure transaction.

6.1.2	Party B should submit the drawing to the property management company in the event of the Premises decoration or the installation of fire-fighting and electromechanical equipments, and launch the construction after getting the written approval of the property management company. The property management company will response within 7 working days after receiving the relevant drawings without any reason for refusal or delay of approval. No response will be deemed as approval.

6.1.3	Party B should launch construction according to the drawings approved by the property management company. If the drawings need to be altered, Party B should resubmit drawings as per 6.1.1.

6.1.4	In the case of internal decoration, partition, reconstruction and equipment installation, Party B should abide by the laws and rules of China. If Party A suffers loss due to Party B’s undue actions, Party B should bear the responsibility of compensation. Party A won’t be responsible for the delay and loss resulting from governmental authorities’ refusal or delay of decoration approval.

6.1.5	When implementing internal decoration or installing indoor equipments, Party B should apply high-quality and proper style in order to make the indoor design level compliant with the overall style of the office building of Shanghai Zhangjiang Microelectronics Co., Ltd.

6.1.6	Before installing any illumination signboard, service mark, symbol or propaganda that are visible from the outside of Premises, Party B must submit detailed drawings to the property management company in order to seek for the approval of the property management company. The property management company should issue the opinion on whether approve or not within 7 working days after receiving the drawing, and the property management company should not refuse or delay the approval without reason, and it will take it for granted that the drawing is approved if there is no reply.

6.2	For any equipment installed by Party B or any authorized one in the Premises, the electricity consumption of these equipments must be displayed in the independent KWH meter for the Premises.

6.3	In the one hand, Party B should urge its employees, contractors and workers in full cooperation with Party A, the property management company, other contractors and their workers; in the other hand, Party B, contractors and their workers should abide by the relevant construction stipulations of the property management company.

Article 7 Conditions of the Returned Premises and emigration of industrial and commercial registration, cancellation of lease registration

7.1	Party B should restore the Premises to original conditions and return it to Party B within 10 days after the termination of the contract. Party A is entitled to ask Party B to dismantle all the above-mentioned decoration, addition, alteration, installed equipments and other equipments, and return Premises to Party A after restoring it to the original delivery conditions (rough Premises).

7.2	After the lease contract is terminated, if the registered place of Party B is the Premises under this contract, Party B should move the registered place out of the Premises within 30 days after the termination of the contract, if the lease contract has been registered, Party B should cooperate with Party A to cancel the registration within 30 days after the termination of the contract.

Article 8: Sublease, Transfer and Exchange

8.1

Without the written approval of Party A, Party B should not initiate sublease, transfer, exchange or disguised sublease in any other ways to transfer or exchange the equity of the Premises or any part to a third party except for item 8.2. Without the approval of

Party A, any way to grant the person or company beyond that stipulated in sub-article 8.1 to own the use or operational right of the Premises will be deemed as a violation against sub-article 8.1.

8.3	Upon the written approval of Party A, Party B can sublease part of the Premises to the parent company, subsidiary company of Party B, and present relevant document to prove that the new company is the parent company, subsidiary company. Party B should guarantee that this Premises can be only used for office house.

8.4	If Party A transfers the Premises or any part thereinto, Party A must indicate in the transfer contract that the transferee of the Premises must undertake the rights and responsibilities of Party A under the contract, and urge the transferee to make written promise to Party B. After that, the Party A’s rights and responsibilities under the contract will terminate.

Article 9: Renewal Lease Right

9.1	Party B should submit Party A the written renewal lease application (hereinafter referred to as “renewal lease application”) within 6 months prior to the expiration of lease term (including the first renewal lease term) or renewal lease term. Both parties should negotiate the lease conditions and sign a new lease contract. If Party B doesn’t submit the renewal lease application in due course of time or both parties fail to reach an agreement on the lease conditions within 3 months after the submittal of application, Party B will lose renewal lease right.

Article 10. Responsibilities of Both Parties

10.1	Responsibilities of Party A

10.1.1	After paying rental and other expenses under the contract, Party B will have the right to use the Premises and the equipments offered by Party A in the lease term, and obtains the operating income of its own in the Premises

10.1.2	Party A should pay relevant governmental authorities the taxes that are stipulated by laws and rules and should be paid by the owner of the Premises.

10.1.3	Party A should supply designed rated power and assist Party B to apply for KWH meter installation. If the demand of Party B exceeds the designed capacity of Party A, Party B will hold responsible for capacity increase expenses, other works and expenses.

10.1.4	Party A should provide the water supply equipment, and bear the expense on transporting the equipment to the public aisle outside this Premises; Party B shall be responsible for the engineering and expense on connecting this equipment from the public aisle into this Premises. Party A should provide the fire-fighting spray vertical pipeline, and bear the expense of the equipment; Party B should be responsible for the construction and expense of fire-fighting spray horizontal pipeline according to the scheme approved by the fire-fighting administration in the decoration, and the Premises can be put into use only after the equipment is qualified in the acceptance by the fire-fighting administration.

10.1.5	Party A should keep and urge the property management company to keep the main structures of the Premises under a good condition, and bear the responsibility for repairs if necessary.

10.2	Responsibilities of Party B

10.2.1	Party B should keep the internal decorations and all attached facilities (belonging to Party B) including but not limited to all electric devices, firefighting devices, cables and water pipes under a clean and good condition. Party B should carry out regular repair and maintenance and dressing for internal decoration and all attached facilities at the cost of its own.

10.2.2	All the activities of Party B and its employees in the Premises should be in compliance with the laws, rules and policies of PRC.

10.2.3	In the event of the expiration of lease term or at the reasonable time within the 3 months prior to the expiration, Party B should allow Party A and future lessee or user of the Premises to get acquaintance with architecture and facilities of the Premises.

10.2.4	Party B should guarantee to use this Premises according to the regulation of Attached List IV.

10.2.5	If relevant governmental authorities order to demolish any illegal and disqualified structure, architecture, partition and other reconstruction of Party B (no matter whether the architectures, partitions and other reconstructions are set up upon the approval of Party A), Party B should pay the expenses incurred from demolition independently.

10.2.6	Party B should apply for all official documents necessary for business operation (including business licenses, approval or certificate), and Party A will agree to offer reasonable assistance.

10.2.7	Party B should not take or allow others to take any action against the use right for the occupied land of the Premises.

10.2.8	Party B should provide the budget scheme on water, electricity and coal quantity in this Premises in advance, so that Party A can transact relevant application in the governmental department.

Article 11 Exceptions

11.1	Both parties definitely agree that except for these incurred by the faults of Party A, Party A should not impose compensation or rental deduction or other legal liabilities on Party B or any other person under the circumstances of force majeure and other faults not caused by Party A, and Party B guarantees that it shall not request Party A to hold responsible for compensating any loss and damage caused to Party B or other persons by Party A.

11.2	Both parties definitely agree that except for these incurred by the faults of Party B, Party B should not impose compensation or rental deduction or other legal liabilities on Party A or any other person under the circumstances of force majeure and other faults not caused by Party B, and Party A guarantees that it shall not request Party B to hold responsible for compensating any loss and damage caused to Party A or other persons by Party B.

Article 12: Insurance

12.1	Party B must buy adequate fire insurances, water insurances, third party liability insurances, property insurances and business interruption insurances for the decorating equipments and properties from a reputed insurance company during use/lease term.

12.2	When the property management company lodges requirements, Party B must provide effective policies of these insurances and the copy of the receipt of the last payment for insurance expenses.

Article 13: Conditions for Terminating the Contract

13.1	Both parities agree that if any of the following conditions exists during the lease term, the contract will terminate and both parties bear no responsibilities for each other.

13.1.1	The use right of the occupied land of the Premises is withdrawn pursuant to relevant laws in advance.

13.1.2	The Premises is compulsorily requisitioned by operation of relevant laws for the purpose of social public benefit or urban construction.

13.1.3	The Premises is damaged or completely destroyed due to some reasons beyond that of Party A or is certified as dangerous leased premises.

13.1.4	The Premises suffers from force majeure.

Article 14: Responsibilities for Breach of Contract

14.1

If the overdue period that Party B delays to pay for the payable rental, property management expense, deposit and other payable expenses under the contract is over 7 days, not influencing other rights of Party A, Party A can deduct from the deposit, and Party A will have the right to request Party B to pay defaulted interest (the defaulted interest should be calculated in 1  0/00 of daily interest from the date when Party B should pay the amount due). Execute according to item 14.2 if the above amount is delayed for over 60 days.

14.2	Party B hereby definitely agrees and declares that: Party A will have the right to take necessary measures as stopping the water, electricity supply etc., and withdraw the Premises and equipments offered by itself in advance in the case of the occurrence of the following events at any time, and the contract will terminate accordingly. Furthermore, Party B will pay an amount equivalent to the deposit as penalty in order to make up the losses of Party A. Party A can request additional penalty against Party B according to the actual losses if the deposit is insufficient to make up the losses of Party A. These events include:

14.2.1	Party B delays to pay rental, property management expense, deposit without any excuse for more than 60 days and doesn’t pay off all the expenses in reasonable period after being urged by Party A.

14.2.2	Party B goes into bankruptcy or liquidation.

14.3	In the event of Party B’s breach of contract, Party A can send written notice to declare that it will withdraw the right of the Premises in advance under the contract. That is to say, Party A has completely performed the right without entering the Premises.

14.4	In the case of the expiration of the lease term or early termination of the contract, if Party B doesn’t return the Premises overdue, it should pay the default fine that is equivalent to 3 times of original daily rental to Party A for each overdue day. If overdue period exceeds 30 days, Party A will have the right to enter the Premises, and will keep all the items of Party B in custody after sealing, with corresponding expenses being under the responsibility of Party B.

14.5	Party B should send a written notice to Party A 90 days prior to proposing the termination of this contract in advance, if not reaching 90 days, Party B should bear the liability for breach of contract, and pay the rental balance of 90 days to Party A according to the rental standard stipulated by this contract as the penalty.

14.6	Except for the regulation of item 13.1 and Article 14 of the contract, if one party materially breaks the obligation under the contract and fails to correct the breach of contract within 30 days after receiving the breach of contract notice sent by the other party, the non-breaking party should send a written notice to the breaking party for terminating the contract.

Article 15: Interpretation and Miscellaneous

15.1	Any notice or liaison sent by the parties of this contract according to this contract or related to this contract should be delivered in the form of registered mail, EMS or express in a written form according to the address below:

Party A: Shanghai Zhangjiang Microelectronics Port Co., Ltd.

Addressee: Operation Department of Shanghai Zhangjiang Microelectronics Port Co., Ltd.

Address: No.775 Keyuan Road, Pudong New Area, Shanghai

Postal code: 201203

Party B: SDC China Ltd.

Addressee:

Address:

Postal code:

Or send according to the latest other address sent by the receiving party to the sending party.

As to any notice or liaison, it will be deemed as received in the delivery for direct delivery; it will be deemed as received three days after the delivery for the registered mail or EMS.

15.2	Invoicing Currency

The rental, property management expense and deposit under this contract should be charged in RMB.

15.3	Party A retains absolute right to alter the design, layout and facilities of any part of the office building (except for the premises leased to Party B).

15.4	Party A retains the right of renaming the office area. Not less than 15 days after issuing an issue to Party B, Party A will have the right to alter the name of the office area without make any compensation for Party B or any other person.

15.5	Both parties should negotiate additionally and sign a supplementary agreement on the unsettled affairs of this contract.

15.6	This contract is applicable to the laws of place where the Premises is located. If any dispute occurs, both parties will solve the disputes through consultation. In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

15.7	This contract shall come into effect after being signed by both parties. When both parties complete the performance of their rights and responsibilities, the contract will terminate.

15.8	The detailed lists are an integral part of the contract, and have the same effectiveness as this contract.

15.9	If Party B decides to transact the registration record procedure of this contract in the real estate trade center where the Premise is, Party B shall bear the expense, and Party A should agree to cooperate and provide relevant rational assistance to Party B on the registration record.

15.10	This contract is in quadruplicate. Either party will hold one copy respectively, and relevant governmental registration department will retain two copies.

(No text hereinafter, and signature page attached).

(This page is a signature page)

Party A: Shanghai Zhangjiang Microelectronics Port Co., Ltd

Legal representative/agent:

Party B: SDC China Ltd.

Legal representative/agent:

Date of signature: Oct. 24, 2008

Attached List 1

Location and Floor Area of the Premises

The Premises is located in Room 401, Room 402-A, #5 Building, #690, Bibo Road, Zhangjiang High-tech Park, Shanghai, with a total actual floor area of 2902.30m2, 1451.15 m2 for each room.

Attached List II

Plan View of The Premises

(The leased part is marked with green oblique line for easy discrimination. The plan view of the Premises will be put into use upon the final approval of the competent real estate administration agency in Shanghai).

Attached List III

Decoration and Facility List

(Acceptance standard)

Ground floor entrance hall: excellent glazed brick, wall coating, plasterboard suspended ceiling;

Kitchen, toilet and water heater room: slip-resistant floor brick, wall brick, suspended ceiling made of plastic gusset plate;

Inside corridor and stair hall: slip-resistant floor brick, wall coating, aluminum alloy suspended ceiling, coating material for stair hall flat top;

Firefighting duty room and light current room: antistatic electricity free access floor, wall coating and superface coating;

Premises, four-floor dormitory area, low-voltage distribution room, cable pipe well, elevator room, hovel, water tank room: Concrete ground, wall coating and superface coating;

External wall: high-quality surface brick facing, aluminum alloy plate, glass curtain wall, aluminum window blind;

Elevator: Public passenger/freight elevator manufactured by Shanghai Yongda Electromechanical Industry Co., Ltd;

Door: plywood door with fire plate facing.

Window: high-grade aluminum alloy window;

Water: water supply pipes connected to various floors from Bibo Road municipal pipeline DN250.

Electricity: total installed capacity is 4 X 1250KVA transformers.

Attached List IV:

Purpose of The Premises

Party B promises that it will use the Premises for operation service and office work within the scope of business operation range, and abide by relevant national and municipal regulations on premises use and property management.

Attached List V

Lease Term and Renewal Lease Term

Rm401: Lease term will extend from Jan. 16, 2009 to Jan. 15, 2012, totaled up to 3 years.

Renewal lease term will extend from Jan. 16, 2012 to Jan. 15, 2015, totaled up to 3 years.

Rm402: Lease term will extend from Jun. 16, 2009 to Jan. 15, 2012. Renewal lease term will extend from Jan. 16, 2012 to Jan. 15, 2015, totaled up to 3 years.

Attached List VI

Rental, Payment and Settlement Methods

1. Rental (calculated according to floor area):

Rm 401: Jan. 16, 2009-Jan. 15, 2012, the rental will be 4.20 Yuan/m2.day;

The period ranging from Jan. 16, 2012 to Jan. 15, 2015 will be increased 5%;

Rm 402: Jun. 16, 2009-Jan. 15, 2012, the rental will be 4.20 Yuan/m2.day;

The period ranging from Jan. 16, 2012 to Jan. 15, 2015 will be increased 5%;

2. Party A and Party B agree that the rental for Party B should accord with the principle “first payment, second lease”, and that Party B should pay the quarterly rental no later than the 25th of the last month in the previous quarter.

Attached List VII

Deposit

1.	Party B should pay a deposit of 1,112,306 Yuan RMB to Party A, which is equivalent to the rentals of 3 months; Party B should pay a deposit of 66,172 Yuan RMB to the property management company, which is equivalent to the property management expenses of 3 months.

2.	Deposit Payment Term

2.1	Party B should pay a deposit of 100,000 Yuan RMB to Party A in 10 working days after the date of contract signing.

2.2	Party B should pay a rental deposit of 1,012,306 Yuan RMB to Party A and pay the property management deport of 66,172 Yuan RMB to the property management company prior to Party A’s Premises delivery.

Attached List VIII

Property Management Expense

The property management expense for this Premises will be charged in 7.60 Yuan/ m2.month according to the Rm401 from Nov. 16, 2008 and Rm402 from Jun. 16, 2009.

If Party B carries out decoration work in advance upon the approval of Party A, Party B should begin to pay property management expense from the actual decoration date. During lease term, Party B should pay the monthly property management expense on the 10th date of each month.

Attached list IX

Supplementary Agreement

Lessor: Shanghai Zhangjiang Microelectronics Port Co., Ltd. (hereinafter referred to as “Party A”)

Domicile/Address: Room 104-A No.690 Bibo Road, Pudong New Area, Shanghai

Enterprise Legal Person Business License Registration No.: QHHPZZ No.314264 (Pudong)

Tel.: 50803288

Fax: 50803588

Postal code: 201203

Leaser: SDC China Ltd. (hereinafter referred to as “Party B”)

Enterprise Legal Person Business License Registration No.:

Domicile/Address:

Tel.:

Fax:

Postal code:

Article I Both parties has signed “Lease Contract on The Office Building of Shanghai Zhangjiang Microelectronics Port Co., Ltd.” (hereinafter referred to as “contract” or “lease contract”) on Party B’s leasing Room 401 and Room 402, #5 building of Party A (hereinafter referred to as “the Premises”) located in No.690 Bibo Road, Zhangjiang Hi-tech Park, Shanghai on M D 2008, now this Premises has been completed and passed the acceptance. Party A has obtained “Shanghai Certificate of Real Estate Ownership” issued by Shanghai Housing Land Resource Administration according to the law, the certificate No. is HFDPZ (2007) No. . According to the relevant national laws, regulations and relevant regulation of this city and stipulation of “Lease Contract”, both parties sign this “Supplementary Agreement”.

Article II This “Supplementary Agreement” is the supplementation of “Lease Contract”, and if the content has any conflict with the above mentioned “Lease Contract”, subject to “Supplementary Agreement”.

Article III This Supplementary Agreement is in quadruplicate. Either party will hold two copies respectively.

Article IV This Supplementary Agreement shall come into effect after being signed by both parties, and will terminate together with the above mentioned Lease Contract.

(No text hereinafter, and signature page attached)

(This page is signature page)

Party A: Shanghai Zhangjiang Microelectronics Port Co., Ltd.

Legal representative/agent:

Title:

Party B: SDC China Ltd.

Legal representative/agent:

Title:

Date of signature: M D 200